UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 8, 2014

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On August 5, 2014, the board of directors of Auxilium Pharmaceuticals, Inc. (the “Company”) approved the appointment of Andrew Saik to serve as the next Chief Financial Officer of the Company whose appointment will become effective as of August 18, 2014.  Mr. Saik will serve at the pleasure of the board of directors of the Company (the “Board”) and the Company’s Chief Executive Officer, subject to the terms of the Employment Agreement referred to below between the Company and Mr. Saik.

Mr. Saik was most recently Senior Vice President, Finance and Treasurer at Endo Health Solutions (“Endo”), where he was responsible for internal and external reporting, global consolidations of M&A transactions, cash management, debt financing and risk management. During his tenure at Endo, he helped complete the $1.6 billion acquisition of Paladin Labs and refinance $3 billion in debt in a new corporate structure.  Prior to Endo, Mr. Saik served in senior financial management roles with progressive responsibility at Valeant Pharmaceuticals International, most recently as its Senior Vice President, Finance.  In this post, he served as the overall finance lead for the acquisition and integration of the Johnson & Johnson and Sanofi-Aventis dermatology business units in the U.S. and Canada, enabling Valeant to build the largest dermatology business in North America. Previously at Valeant, he was Chief Financial Officer of the $1.5 billion Specialty Pharmaceuticals Division which included the U.S., Canada and Australia. Earlier in his career, Mr. Saik was a finance manager and analyst at Nexgenix, Inc. and the Atlantic Richfield Corporation. He holds a Master of Business Administration from the University of Southern California and a Bachelor of Arts from the University of California, Los Angeles.

On August 8, 2014, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Saik pursuant to which Mr. Saik will serve as the Company’s Chief Financial Officer, effective as of August 18, 2014.  The Employment Agreement, effective August 18, 2014, will continue until the third anniversary of the effective date, unless terminated earlier, and will automatically renew for periods of one year unless either party gives at least 90 days notice prior to any renewal date that Employment Agreement will not be further extended.  The Employment Agreement provides that Mr. Saik will receive an initial annual base salary of $405,000, which will be reviewed annually for appropriate increases by the Chief Executive Officer, the Board or by the Board’s Compensation Committee.  The Employment Agreement provides that Mr. Saik will be entitled to participate in short-term and long-term incentive compensation plans that the Company establishes for its senior level executives generally, at levels determined by the Chief Executive Officer, the Board or by the Board’s Compensation Committee.  Mr. Saik’s annual bonus eligibility will be a target of 50% of his base salary, subject to achievement of goals to be established by the Board or the Compensation Committee of the Board.  For 2014, Mr. Saik will receive a guaranteed cash bonus of $202,500.

In addition, on August 18, 2014, Mr. Saik will be granted a non-qualified option to purchase 165,000 shares of the Company’s common stock at an exercise price per share equal to the last reported sale price of a share of the Company’s common stock on the NASDAQ Global Select Market on August 18, 2014.  The option vests 25% on each of the first four anniversaries of the date of grant, provided that Mr. Saik remains employed by, or in the service of, the Company through the applicable vesting date.  The option is subject to the terms of the Company’s 2004 Equity Compensation Plan, as amended and restated (the “Plan”), and the standard form of non-qualified stock option agreement used by the Company for its senior level executives.

On August 18, 2014, Mr. Saik also will be granted a restricted stock award of 10,000 shares of the Company’s common stock. The restricted stock award will vest in one-third increments on each of the first three anniversaries of the date of grant, provided that Mr. Saik remains employed by, or in the service of, the Company through the applicable vesting date. The restricted stock award will be subject to the terms of the Plan and the standard form of restricted stock award agreement used by the Company for its senior level executives.

On August 18, 2014, Mr. Saik also will be granted a performance share award representing the right to receive a target of 12,000 shares of the Company’s common stock upon the achievement of certain performance goals to be set by the Compensation Committee of the Board.  The actual number of shares of the Company’s common stock earned may be greater or less than the target, based on the achievement of the performance goals at threshold, target or stretch levels.  Upon achievement of the performance goals to be determined by the Compensation Committee of the Board, and subject to Mr. Saik remaining employed through the date the performance goals are achieved, the shares of the Company’s common stock subject to the performance share award will vest 100% on the date the performance goal is determined to have been achieved.  The performance share award will be subject to the terms of the Plan and the standard form of performance share award agreement used by the Company for its senior level executives.

Upon a change of control (as defined in the Plan) while Mr. Saik is employed by, or in the service of, the Company and the Company is not the surviving corporation or survives only as a subsidiary of another corporation, then all outstanding equity grants held by Mr. Saik immediately prior to a change of control which vest based upon Mr. Saik’s continued service over time will accelerate, become fully vested and/or exercisable, as the case may be, as of the date of the change of control, unless they are assumed by, or replaced with, comparable equity awards or rights by the surviving corporation.  Any outstanding equity awards held by Mr. Saik as of the date of the change of control that are subject to performance-based vesting conditions will vest, if at all, in accordance with the terms of the award agreement pursuant to which they were granted.

Mr. Saik is also eligible for benefits and participation in the Company’s other employee benefit plans available to the Company’s senior level executives or to its employees generally.  Participation in employee benefits plans will be subject to the terms of the benefit plans in effect from time to time.

The Employment Agreement may be terminated by the Company at any time for cause (as defined in the Employment Agreement) or upon 30 days written notice (or payment of base salary during such notice period in lieu of notice) without cause, or Mr. Saik my terminate the Employment Agreement upon resignation for good reason (as defined in the Employment Agreement) or upon 30 days written notice without good reason.  If, prior to a change of control of the Company, the Company terminates Mr. Saik’s employment without cause or Mr. Saik resigns from employment with good reason, the Company will be obligated to pay Mr. Saik severance in an amount equal to (a) one times Mr. Saik’s base salary in effect at the time of his termination, plus (b) one times his average annual bonus for the two fiscal years preceding his termination (provided that, if such termination occurs prior to the payment of Mr. Saik’s annual bonus for 2015, $202,500 will be calculated as his average annual bonus amount for the year of termination). The severance amount will be paid in equal monthly installments over the 12-month period following his termination.  The Company would also be obligated to cover the COBRA reimbursement costs for Mr. Saik’s and, where applicable, his spouse’s and dependents’ continued participation in the Company’s group health plan during the 12-month period following his termination (less any amount Mr. Saik would be required to contribute if he were an active employee).  In addition, all outstanding stock options will remain exercisable until the earlier of the last date of the 12-month period following the date of termination or the date the stock options would otherwise expire.

Notwithstanding the foregoing, if a change of control occurs during the employment term and Mr. Saik’s employment is terminated without cause or he resigns for good reason during the one-year period following the change of control, Mr. Saik will be entitled to the following change of control severance benefits:

•                  a lump sum payment equal to 1.5 times his base salary in effect at the time his employment is terminated plus 1.5 times his average annual bonus for the two fiscal years preceding his termination (provided that, if such termination occurs prior to the payment of Mr. Saik’s annual bonus for 2015, $202,500 will be calculated as his average annual bonus amount for the year of termination) to be paid within 60 days after the effective date of the termination of employment;

•                  COBRA reimbursement costs during the 18-month period after his employment is terminated (upon the same terms as a termination prior to a change of control);

•                  all outstanding stock options will remain exercisable until the earlier of the last date of the 12-month period following the date of termination or the date the stock options would otherwise expire; and

•                  all outstanding equity grants held by Mr. Saik immediately prior the date of termination which vest based upon Mr. Saik’s continued service over time will accelerate, become fully vested and/or exercisable, as the case may be, and any outstanding equity awards held by Mr. Saik as of the date of termination that are subject to performance-based vesting conditions will vest, if at all, in accordance with the terms of the award agreement pursuant to which they were granted.

In addition to the foregoing, the Employment Agreement also provides that, upon a termination of Mr. Saik’s employment, Mr. Saik will be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plans and programs of the Company.  Upon a termination of Mr. Saik’s employment, Mr. Saik will automatically resign from all positions held with the Company and each of its affiliates, including as an officer of the Company and any of its affiliates.

Additionally, the Employment Agreement includes non-competition, confidentiality, development assignment, non-disparagement and non-solicitation covenants.  For a period of one year after termination of Mr. Saik’s employment for any reason, he may not directly or indirectly engage in any business or other activity in any geographic place where the Company and or any of its partners or affiliates are selling Company products that competes with the Company in the sale of pharmaceutical or other products being manufactured, marketed, distributed or developed by the Company while Mr. Saik is employed by the Company and at the time of termination of his employment.  The Employment Agreement also provides that Mr. Saik must disclose and assign all developments discovered in connection with his employment, and that for the one-year period after termination of his employment for any reason, he may not (i) solicit the Company’s customers with respect to products then sold or under development by the Company or encourage any customer to cease doing business with the Company (provided that the foregoing does not apply to certain general solicitations) or (ii) solicit or recruit the Company’s employees.

The foregoing is a summary description of certain terms of the Employment Agreement and, by its nature, is incomplete.  The Company will file the Employment Agreement as an exhibit to Quarterly Report on Form 10-Q for the fiscal quarter ending on September 30, 2014.  All readers are encouraged to read the Employment Agreement when it is filed.  The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investors — SEC Filings.”

Item 7.01                                           Regulation FD Disclosure.

On August 11, 2014 the Company issued a press release announcing the appointment of Mr. Saik as Chief Financial Officer of the Company, effective August 18, 2014.

The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

99.1                                      Press Release, dated August 11, 2014, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: August 11, 2014	By:	/s/ Adrian Adams

Adrian Adams
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 11, 2014, issued by Auxilium Pharmaceuticals, Inc.